                                                                    EXHIBIT 99.4



                           METRO-GOLDWYN-MAYER INC.

                                 COMMON SHARES
                     INITIALLY OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO STOCKHOLDERS OF

                         METRO-GOLDWYN-MAYER INC.

To Our Clients:

  Enclosed for your consideration are a Prospectus, dated          , 1998, and
the "Instructions as to Use of Metro-Goldwyn-Mayer Inc. Subscription Warrants" relating to the offer by Metro-Goldwyn-Mayer Inc. (the "Company") of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the
Company, at a subscription price of $       per share for each share of the
Common Stock, in cash, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record ("Record Owners") of
shares of the Common Stock as of the close of business on            , 1998
(the "Record Date"). All undefined capitalized terms used herein have the definition ascribed to them in the accompanying Prospectus.

  As described in the Prospectus, you will receive one transferable Right for
each       share of the Common Stock carried by us in your account as of the
Record Date. Each Right will entitle you to subscribe for one share of the Common Stock (the "Basic Subscription Privilege") at a subscription price of
$      per share (the "Subscription Price"). You will also have the right (the
"Oversubscription Privilege"), subject to proration, to subscribe for shares of the Common Stock available after satisfaction of all subscriptions pursuant to Basic Subscription Privileges ("Excess Shares"), at the Subscription Price. If there are insufficient Excess Shares to satisfy all exercised Oversubscription Privileges, Excess Shares will be allocated pro rata among all the holders of the Rights exercising Oversubscription Privileges, in proportion to the number of shares each such holder has purchased pursuant to his or her respective Basic Subscription Privilege. Your election to exercise the Oversubscription Privilege must be made at the time you exercise the Basic Subscription Privilege in full.

  Rights are transferable and holders that wish to sell their Rights may do so. The Rights will trade on the New York Stock Exchange (the "NYSE") up to and including the close of business on the last trading day prior to the Expiration Date. It is anticipated that the Rights will trade on a "when issued" basis up to and including the Record Date.

  THE MATERIALS ENCLOSED ARE BEING FORWARD TO YOU AS THE BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF THE RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of the Common Stock, or sell any Rights, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and "Instructions as to Use of Metro-Goldwyn-Mayer Inc. Subscription Warrant". However, we urge you to read these documents carefully before instructing us to exercise or sell the Rights.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the offering. The offering will expire at 5:00 P.M., New York
City time, on         , 1998, unless the offering is extended by the Company.
Once you have exercised a Right, such exercise may not be revoked.

  If you wish to have us, on your behalf, exercise the Rights for any shares of the Common Stock to which you are entitled, or sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO CHASEMELLON SHAREHOLDER SERVICES, L.L.C., AT THE FOLLOWING TELEPHONE NUMBER: (800) 414-2879.

                                  INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Metro-Goldwyn-Mayer Inc. (the "Company').

  This will instruct you whether to exercise or sell Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Metro-Goldwyn-Mayer Inc. Subscription Warrant".

  box 1. [_] Please do not exercise rights for shares of the Common Stock.

  box 2. [_] Please exercise rights for shares of the Common Stock as set forth below:

                           NUMBER
                             OF        SUBSCRIPTION
                           RIGHTS         PRICE          PAYMENT
                           ------      ------------      -------
   Basic Subscription
    Right:                           X     $           =   $     (Line 1)
   Oversubscription
    Right:                           X     $           =   $     (Line 2)
                           Total Payment Required      =   $     (Sum of Lines 1 and
                                                                 2; must equal total
                                                                 of amounts in
                                                                 Boxes 3 and 4)

  box 3. [_] Payment in the following amount is enclosed.

  box 4. [_] Please deduct payment from the following account maintained by you as follows:

  ----------------------------------------  ----------------------------------------
              Type of Account                              Account No.

                           Amount to be deducted: $ ____________________

 Date: __________________, 1998           _______________________________

                                          _______________________________

                                          _______________________________

                                                   Signature(s)

                                          Please type or print name(s) below

                                          _______________________________

                                          _______________________________